Motorola Solutions, Inc.
2018-2020 Long Range Incentive Plan (LRIP) Terms
As Approved by the Compensation and Leadership Committee On February 15, 2018

Exhibit 10.1

Design Feature	2018-2020 LRIP
Performance Cycle	Three years from January 1, 2018 through December 31, 2020
Eligible Population	Corporate Vice Presidents and above
Performance Criteria

Relative Total Shareholder Return (TSR)
TSR Defined as:
Ending stock price
   (Daily average during the final three months of the Performance Cycle)
+ Value of reinvested dividends
= Total ending value
– Beginning stock price
   (Daily average during the three months preceding the Performance Cycle)
= Total value created
÷ Beginning share price
   (Daily average during the three months preceding the Performance Cycle)
= Total shareholder return

Negative TSR Component	If the resulting TSR performance for Motorola Solutions is negative, the Committee will have negative discretion to reduce the final payout up to a 25% reduction of the calculated payout.
Comparator Group
S&P 500 defined as companies in the S&P 500 at the beginning of the performance period; must be publicly traded on or after July 1, 2019 to be included in the TSR percentile calculation at the end of the performance cycle.

Payout Scale
	Relative TSR Payout Scale
	MSI 3-Year TSR Percentile Rank	Payout Factor
	90th - 100th Percentile	250%
	80th - 89.99th Percentile	200%
	70th - 79.99th Percentile	175%
	60th - 69.99th Percentile	150%
	55th - 59.99th Percentile	110%
	50th - 54.99th Percentile	90%
	45th - 49.99th Percentile	80%
	35th - 44.99th Percentile	50%
	30th - 34.99th Percentile	30%
	< 30.00th Percentile	0%